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EXHIBIT 21.1

LIST OF SUBSIDIARIES

First Tier Subsidiary:

  Alliance Resource Operating Partners, L.P. ("AROP") (98.9899% limited partner interest)

Second Tier Subsidiary:

  Alliance Coal, LLC ("Alliance Coal") (AROP holds a 99.999% non-managing membership interest)

  Alliance Resource Properties, LLC ("Alliance Resource Properties") (AROP holds a 100% membership interest)

Third Tier Subsidiaries:	(Alliance Coal holds a 100% membership interest in (or holds 100% of the outstanding capital stock of) each of the following third-tier subsidiaries)

  Alliance Design Group, LLC
  Alliance Land, LLC
  Alliance Properties, LLC
  Alliance Service, Inc.
  Alliance WOR Processing, LLC
  Backbone Mountain, LLC
  CR Services, LLC
  Excel Mining, LLC
  Gibson County Coal, LLC
  Hopkins County Coal, LLC
  MC Mining, LLC
  Mettiki Coal, LLC
  Mettiki Coal (WV), LLC
  Mt. Vernon Transfer Terminal, LLC
  Penn Ridge Coal, LLC
  Pontiki Coal, LLC
  River View Coal, LLC
  Sebree Mining, LLC
  Steamport, LLC
  Tunnel Ridge, LLC
  Warrior Coal, LLC
  Webster County Coal, LLC
  White County Coal, LLC

  (Alliance Resource Properties holds a 100% membership interest in (or holds 100% of the outstanding capital stock of) each of the following third-tier subsidiaries)

  ARP Sebree, LLC
  ARP Sebree South, LLC
  Alliance WOR Properties, LLC

Fourth Tier Subsidiaries:

  Matrix Design Group, LLC (Alliance Services, Inc. holds a 100% interest)

All of the above entities are formed or incorporated, as the case may be, under the laws of the State of Delaware.

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  EXHIBIT 21.1
LIST OF SUBSIDIARIES